Exhibit 107

Calculation of Filing Fee Tables

S-3

(Form Type)

Sculptor Capital Management, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Class A common stock, par value of $0.01 per share (2)		(3)	(4)	(4)

Fees to Be Paid	Equity	Preferred Shares (2)		(3)	(4)	(4)

Fees to Be Paid	Other	Depositary Shares (2)		(3)	(4)	(4)

Fees to Be Paid	Other	Subscription Rights (2)		(3)	(4)	(4)

Fees to Be Paid	Debt	Debt Securities (2)		(3)	(4)	(4)

Fees to Be Paid	Other	Warrants (2)		(3)	(4)	(4)

Fees to Be Paid	Other	Purchase Contracts (2)		(3)	(4)	(4)

Fees to Be Paid	Other	Units (2)		(3)	(4)	(4)

Fees to Be Paid	Unallocated (Universal Shelf)	Unallocated (Universal Shelf)		$600,000,000		$600,000,000	0.0001102	$66,120.00(5)

Fees Previously Paid	–	–	–	–	–	–	–	–

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$600,000,000 (1)		$66,120.00

	Total Fees Previously Paid							–

	Total Fee Offsets							$71,162.52

	Net Fee Due							$0

(1) The securities covered by this registration statement to be sold by the Registrant may be sold separately or in any combination with other securities registered under this registration statement. The securities which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the registrant’s common stock or preferred stock that may become issuable as a result of any stock split, stock dividend or similar transaction.

(2) The securities being registered hereunder consist of such indeterminate number or principal amount of (i) shares of Class A common stock, par value $0.01 per share (“Class A Shares”), (ii) preferred shares, (iii) depositary shares representing fractional interests in preferred shares, (iv) subscription rights to purchase Class A Shares, preferred shares, depositary shares, debt securities, warrants, purchase contracts or units or any combination thereof, (v) debt securities, including convertible debt securities, as may be determined from time to time at indeterminate prices, (vi) warrants to purchase Class A Shares, preferred shares or debt securities, (vii) purchase contracts to purchase Class A Shares, preferred shares or depositary shares and (viii) units consisting of any combination of the foregoing. In no event will the aggregate maximum offering price of all securities issued pursuant to this registration statement exceed $600,000,000 or, if any debt securities are issued at an original issue discount, such greater amount as will result in an aggregate offering price of $600,000,000, less the aggregate dollar amount of all securities previously issued pursuant to this registration statement.

(3) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(4) The proposed maximum offering price per security and the proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(5) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid With Fee Offset Source

Rule 457(p)

Fee Offset Claims	Sculptor Capital Management, Inc.	S-3	333-238477	05/18/2020	05/18/2020	$71,162.52	Unallocated (Universal Shelf)	(5)	(5)	$548,247,481.05	—

Fee Offset Sources	Sculptor Capital Management, Inc.	S-3	333-238477	05/18/2020	05/18/2020						$77,880.00

(5) On May 18, 2020, the registrant initially filed a Registration Statement on Form S-3 (File No. 333-238477) (the “Prior Registration Statement”), which registered an aggregate amount of $600,000,000 of (i) Class A Shares, (ii) preferred shares, (iii) depositary shares representing fractional interests in preferred shares, (iv) subscription rights to purchase Class A Shares, preferred shares, depositary shares, debt securities, warrants, purchase contracts or units or any combination thereof, (v) debt securities, including convertible debt securities, as may be determined from time to time at indeterminate prices, (vi) warrants to purchase Class A Shares, preferred shares or debt securities, (vii) purchase contracts to purchase Class A Shares, preferred shares or depositary shares and (viii) units consisting of any combination of the foregoing, to be offered by the registrant from time to time. Approximately $51,752,518.95 of securities were sold pursuant to the Prior Registration Statement, and the registrant has terminated or completed any offering that included the unsold securities associated with the claimed offset under the Prior Registration statement. As a result, the registrant has $71,162.52 in unused filing fees associated with the Prior Registration Statement. In accordance with Rule 457(p) under the Securities Act, the registrant is using the unused filing fees to offset the filing fee payable in connection with this filing.